Exhibit 23.2

                    Consent of Independent Accountants


We hereby consent to the incorportation by reference in this Registration Statement on Form S-3 of our report dated January 28, 1999 relating to the financial statemtents of Kelly Services, Inc., which report appears on page 16 of Kelly Services, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Detroit, Michigan
May 26, 1999